June 3, 2002

Dear Valued Shareholders of Summus, Inc. (USA):

This short letter specifically addresses progress in meeting our business goals and issues surrounding our business today.   We will strive to continue the effort of updating shareholders to keep you apprised of the Company’s progress.

LAUNCH OF exego™

I am quite pleased about our rollout of exego on the Verizon Wireless network.  Our participation in Verizon’s test market has shown steady growth in the usage of the exego application.  We continue to work out logistical issues with a nationwide rollout with Verizon. We look forward to a successful nationwide launch of exego in the near future and a continued close interaction with Verizon.

Summus will be attending the BREW™ conference scheduled for June 3-5 in San Diego, California.  We chose not to have a booth, but have set up key meetings with other carriers, content partners and media to drive revenue and promote our Company and products.  I will address the results of our efforts in our next shareholder letter.

ZIO GAMES

Last month we announced that we had submitted a ZIO golf game for BREW™ certification.  Currently, we are awaiting certification and hope to have the game available before the end of the second quarter.  In addition, we are working with ZIO to enhance and roll out several more games over the remainder of the year.  As a distributor of ZIO games, once each game is certified, we will share in the revenue stream of each game released.  We are making every effort to capitalize on this revenue stream.

CARRIERS

We remain on track to achieve our business development goals with regard to carriers during 2002.  As announced, we have just signed an agreement with NetCom to provide our BlueFuel™ and exego products to support its wireless applications needs.  This is a very important relationship because it provides immediate revenues through milestone payments applied towards a future license fee. Upon full deployment we will move to a combination of license fee and revenue sharing model.  In addition, this relationship earmarks our entry into the European market, propagates our BlueFuel and exegobrands, and helps broaden our reach to other large carriers in the region.  I look forward to a long and prosperous relationship with NetCom.

CONTENT PROVIDER PROGRESS

We have signed an agreement with a major entertainment company to distribute our applications directly to its large customer base in the Asia-Pacific region.  In accordance with the terms of the agreement, we shall announce the details once a major customer contract is signed.  This is a very significant development. It strengthens our relationship with this entertainment company and will open many doors for Summus’ products to the Asian markets with a specific emphasis on Japan.

COMPETITION

Several shareholders have submitted questions regarding the recent announcement by Verizon and MSN and what impact that will have on Summus’ products.  As expected, the larger players are entering the wireless and mobile market space. I find this quite exciting since it is a good indication that the business opportunity is maturing.   I believe our vision is distinctly different but there is an overlap in some of the services, which provides the potential for complementary offerings and partnerships. Summus can add significant value via our products to help them achieve their objectives.

FILING OF REGISTRATION STATEMENT

We filed our registration statement on Form S-1 on May 31, 2002, with the Securities and Exchange Commission. This registration statement will allow those shareholders who purchased shares of common stock and warrants in our private placements, or that received these securities in settlements with the Company, to sell those shares and the shares underlying the warrants, once they are exercised.  The shareholders included in this registration statement will not be able to sell any shares included until the registration statement is declared effective by the Securities and Exchange Commission.  We can give no estimate as to when this will occur.  This initial filing of the registration statement included 9,520,027 shares of common stock and warrants to purchase another 16,436,231 shares of our common stock.  The shares covered in this registration statement were issued primarily in our fund raising activities at prices ranging from $0.50 to $4.62 per share. Very few shares were sold at the low end of this range.  The average price of the common shares sold is approximately $2.00 per share.  If all of the warrants covered in this registration statement were to be exercised, Summus would receive approximately $53 million.

SHORTING ACTIVITY ON OUR COMMON STOCK

We believe that part of the recent pressure on our share price is due to short selling.  While we build momentum towards the generation of revenues and transfer to a national exchange, the Company may be subject to shorting activity.  A typical short sale entails a seller borrowing shares obtained through a broker-dealer that is holding long positions maintained in a brokerage account, which is commonly referred to as holding shares in  "street name".  The Company is asking its shareholders to take the necessary steps to ensure that their shares are not being lent out by their brokers, including placing shares in their own name, rather than in "street name".    We believe that the shorting activity has had a negative effect on our stock price, especially given the positive progress the Company has recently announced.  If you have any questions on this matter, please send a note to shareholders@summus.com.

OTHER

I want to stress to our shareholders that if you have concerns about issues you believe are important to our success, then please either send an email to shareholders@summus.com or call me. I strongly discourage our shareholders from directly contacting our customers and partners without first consulting with the Company. Unfortunately, this has happened on several occasions, and, although I appreciate the concern and the eagerness to help the Company, this can cause serious damage to relationships we have so carefully fostered.

These are some of the recent highlights.  We are also making significant progress on a number of other fronts; so, please look for further announcements soon.

Sincerely,

Bjorn Jawerth
Chairman and CEO

This shareholder letter contains statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including but not limited to, the statements regarding the Company's pursuit of new business opportunities within the government sector, the development of technology and efforts to patent the same, the wireless and mobile market for multimedia applications, the status and possible outcomes of discussions with cellular operators, content providers and wireless device manufacturers, our capital raising efforts and other business plans, are not based on historical fact, but rather reflect the Company's current expectations concerning future events. By their nature, these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those projected in any forward-looking statements. The following important factors, among others, may cause actual results or developments to differ materially from those expressed or implied by the forward-looking statements: (1) a lack of sufficient financial resources to implement the Company's business plan, which has resulted in the Company's receiving a "going concern" opinion from its independent accountant with respect to its audited financial statements as of and for the period ended December 31, 2001; (2) the Company's dependence on the continued growth in demand for wireless Internet usage; (3) the rapid pace of technological developments in the wireless communications industry, particularly with respect to the availability of greater capacity or faster transmission speeds (also known as "broadband" transmission); (4) the degree of market acceptance of the Company as a viable wireless technology provider and of its wireless data services, including wireless e-mail; (5) technological competition, which creates the risk of the Company's technology being rendered obsolete or noncompetitive; (6) the lack of patent protection with respect to the Company's technology; (7) potential infringement of the patent claims of third parties; and (8) the Company's dependence on its key personnel and the risk of the loss of their services. The Company hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

BlueFuel, Efficiency Engine, exego, and MaxxNote are trademarks of Summus, Inc. (USA)  All other company or product names are trademarks and/or registered trademarks of their respective owners.